UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 26, 2008
NOVELIS INC.
(Exact Name of Registrant As Specified in Its Charter)

Canada (State or other jurisdiction of incorporation)	001-32312 (Commission File Number)	98-0442987 (IRS Employer Identification No.)
3399 Peachtree Road NE, Suite 1500, Atlanta, GA 30326
(Address of Principal Executive Office and Zip Code)
Registrant’s telephone number, including area code: (404) 814-4200
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreements.
Novelis Inc. (the “Company”) purchases a large quantity of its primary aluminum supply, including re-melt ingot, molten metal and sheet ingot in North America and Europe on terms and conditions that were originally determined primarily by Rio Tinto Alcan Inc. (“Alcan”), formerly Alcan Inc., which spun-off the Company in 2005. On February 26, 2008, the parties agreed to amend and restate four existing multi-year metal supply agreements, which took effect as of January 1, 2008.
The amended and restated metal supply agreement for the supply of remelt aluminum ingot amends and restates the supply agreement dated January 5, 2005 between the parties. This amended agreement extends the term, establishes an annual quantity of remelt ingot to be supplied and purchased subject to adjustment, establishes certain delivery requirements, changes certain pricing provisions, and revises certain payment terms, among other standard terms and conditions.
The amended and restated molten metal supply agreement for the supply of molten metal to the Company’s Saguenay Works Facility amends and restates the supply agreement dated January 5, 2005 between the parties. This amended agreement changes certain pricing provisions, and revises certain payment terms, among other standard terms and conditions.
The amended and restated metal supply agreement for the supply of sheet ingot in North America amends and restates the supply agreement dated January 5, 2005 between the parties. This amended agreement extends the term, establishes an annual quantity of sheet ingot to be supplied and purchased subject to adjustment, changes certain pricing provisions, and revises certain payment terms, among other standard terms and conditions.
The amended and restated metal supply agreement for the supply of sheet ingot in Europe amends and restates the supply agreement dated January 5, 2005 between the parties. This amended agreement extends the term, establishes an annual quantity of sheet ingot to be supplied and purchased subject to adjustment, and changes certain pricing provisions, among other standard terms and conditions.
The above descriptions of the amended and restated metal supply agreements are qualified in their entirety by reference to the full text of those agreements, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended March 31, 2008, with portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELIS INC.
Date: March 3, 2008	By:	/s/ Leslie J. Parrette, Jr.
Leslie J. Parrette, Jr., Secretary